IMAGIS' FACE RECOGNITION SOFTWARE FIRST TO BE INSTALLED
IN A SOUTH KOREAN CASINO

Imagis' face recognition technology integrated into API's Gaming-ID Casino Security Product

VANCOUVER, CANADA, July 3, 2002 - Imagis Technologies, Inc. ("Imagis") (OTCBB: IGSTF; TSX: NAB; Germany: IGY), a leading developer of biometric systems using advanced facial and image recognition technology, is pleased to announce that its partner, API Gaming, Inc., with offices in Green Bay, WI, and Las Vegas, NV, has installed the first installation of Imagis' ID-2000 facial recognition technology in a South Korean casino.

The installation was presented by API's local business partner, Entertainment Management Systems ("EMS") based in Seoul.

"Imagis ID-2000 is part of API's Gaming-ID suite, which is designed to identify restricted or banned players within the casino facility. Gaming-ID brings together a number of applications necessary for casino operators to maintain a high level of security in their facilities," said Iain Drummond, President & CEO, Imagis. "Using the casino's existing surveillance cameras together with their library of banned individuals, Gaming-ID can identify threats and alert casino security faster and more efficiently than procedures in place today."

Gaming-ID captures, stores, and matches surveillance images quickly and easily. By cataloging intelligence data, it identifies suspects and potential risks to protect gaming facility clients, staff, and properties.

Companies interested in learning more about Imagis' face recognition software, particularly as it relates to using the Company's software development kit (ID-2000 SDK) to build or integrate third-party solutions, can e-mail our business development team at info@imagistechnologies.com or visit the Company's Web site at www.imagistechnologies.com.

About Imagis Technologies Inc.
 Imagis Technologies (OTCBB:IGSTF; TSX:NAB; Germany:IGY) is a leading developer of biometric systems using advanced facial and image recognition technology. This includes biometric security solutions and facial identification solutions for such industry sectors as law enforcement, airports, customs & immigration, driver's licenses and passports, and other government agencies. In addition to providing stand-alone software solutions, Imagis offers a biometric facial recognition Software Development Kit (SDK) to third-party integrators and other software providers who want to develop their own biometric solutions based on Imagis' technology.

The Company, whose Chairman is Oliver "Buck" Revell, the former Associate Deputy Director of the FBI, has over one hundred installations of its software in the United States, the United Kingdom, Canada, and Mexico, including Britain's National Crime Squad (NCS), more than 50 RCMP detachments and police departments across Canada, over 40 police departments across the US, and Toronto's International Airport.

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Imagis Technologies Inc.
July 3, 2002

Imagis' technology has been endorsed by leading security agencies and police organizations around the world as an effective measure in identifying criminals, reducing fraud, assisting investigations, and preventing terrorism.

More details on Imagis can be found on the Web at http://www.imagistechnologies.com.

About the API Group
API Services, Inc., headquartered in Green Bay, WI, is a leading international security consulting and investigation firm providing services for over 25 years. API has earned a reputation for consistently providing local, regional, national and international clients with innovative and successful solutions to their security and investigation challenges.

API is on the web at http://www.api-inc.com.

About API Technologies, LLC
 API Technologies, LLC, headquartered in Green Bay, WI, is an international technology consulting firm specializing in marketing and supporting various high technology security and surveillance products for law enforcement agencies, private security and the gaming industry. API Technologies features its gaming software application product, Casino-ID, which is utilized in a number of gaming security, surveillance and human resource departments throughout the world.

About API Gaming, Inc.
 API Gaming, Inc., with offices in Green Bay, WI and Las Vegas, NV, is leading international gaming consulting firm specializing in regulatory and facility development, business due diligence, security and protection services, internal controls and start-up consulting to the gaming industry.

CONTACT:
Imagis Technologies Inc. Sandra Buschau, Vice President Investor and Public Relations Tel: 1-604-684-2449 sandy@imagistechnologies.com	API Services, Inc. Dennis Nelson Tel: 1-920-435-8317 dnelson@api-inc.com

The press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in our Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.